Exhibit 10.1
CapLease, Inc.
Summary of Compensation to
Independent Directors

Amended and Restated
as of April 15, 2009

	2009
Annual cash retainer	$35,000
Committee chair additional retainer	$6,000	(1)
Lead independent director retainer	$10,000
Stock award	$27,400	(2)
Board attendance fee (in person or telephonic)	$2,000	per meeting
Committee attendance fee (in person or telephonic)	$1,000	per meeting(3)

(1)  Except for our audit committee chair, who receives $10,000.

(2)  Except for our audit committee chair, who receives $33,700.  The number of shares granted will be determined by dividing the stock award value by the average closing price for the Company’s common stock for the 10 trading days immediately prior to the date the committee makes annual stock awards.  Awards will be effective on the anniversary of the Company’s initial public offering and will vest in three equal annual installments beginning on the first anniversary of such date.

(3)  Committee attendance fees are not paid for meetings held on the same day as a Board meeting.